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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 28, 1998 included in this Form 8-K/A No. 1 dated
August 27, 1998 on the combined statement of revenue and certain expenses of Festival at Oaklands Shopping Center into the Registrant's previously filed Registration Statements on Forms S-3 (File No. 33-61115 and File No. 333-49817) and Forms S-8 (File No. 33-59771, File No. 33-59773 and File No. 33-59767).



                                                        /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  November 9, 1998